FOR IMMEDIATE RELEASE:

NVIDIA Financial Results for First Quarter Fiscal 2015
Adds Second Quarter Outlook and Dividend Dates to May 6 Release

•	Revenue of $1.103 billion.

•	GAAP net income of $136.5 million, or $0.24 per diluted share. Non-GAAP net income of $166.1 million, or $0.29 per diluted share.

•	GAAP and non-GAAP gross margins of 54.8 percent and 55.1 percent, respectively.

SANTA CLARA, Calif.-May 8, 2014-NVIDIA (NASDAQ: NVDA) has reported revenue for the first quarter of fiscal 2015, ended April 27, 2014, of $1.103 billion, up 16 percent from a year earlier and down 4 percent from $1.144 billion in the previous quarter.
NVIDIA reported its financial results earlier this week because a preliminary draft had been inadvertently emailed to an internal distribution list of about 100 individuals. Figures contained in the May 6 release are unchanged in this release.
GAAP earnings per diluted share were $0.24, up 85 percent from $0.13 a year earlier, and down 4 percent from $0.25 in the previous quarter. Non-GAAP earnings per diluted share were $0.29, up 61 percent from $0.18 a year earlier and down 9 percent from $0.32 in the previous quarter.
NVIDIA will pay its next quarterly cash dividend of $0.085 per share on June 13, 2014, to all stockholders of record on May 22, 2014. NVIDIA expects that a portion of this dividend payment may be considered a return of capital for U.S. federal income tax purposes.
“First quarter results benefited from gains in PC gaming and our continued progress in the data center and cloud,” said Jen-Hsun Huang, president and chief executive officer of NVIDIA. “Nearly 600 enterprises worldwide are now evaluating GRID, our virtual GPU server platform. VMware announced support for GRID to enable GPU-accelerated enterprise virtualization. And with IBM, Dell and HP now selling our GPUs in their high-volume servers, we expect large-scale data centers to be a significant source of growth.”

GAAP Quarterly Financial Comparison
(in millions except per share data)	Q1 FY15	Q4 FY14	Q1 FY14	Q/Q	Y/Y
Revenue	$1,102.8	$1,144.2	$954.7	down 4%	up 16%
Gross margin	54.8%	54.1%	54.3%	up 70 bps	up 50 bps
Operating expenses	$452.8	$452.3	$435.8	flat	up 4%
Net income	$136.5	$146.9	$77.9	down 7%	up 75%
Earnings per share	$0.24	$0.25	$0.13	down 4%	up 85%

Non-GAAP Quarterly Financial Comparison
(in millions except per share data)	Q1 FY15	Q4 FY14	Q1 FY14	Q/Q	Y/Y
Revenue	$1,102.8	$1,144.2	$954.7	down 4%	up 16%
Gross margin	55.1%	53.8%	54.6%	up 130 bps	up 50 bps
Operating expenses	$410.8	$407.8	$396.2	up 1%	up 4%
Net income	$166.1	$187.5	$113.8	down 11%	up 46%
Earnings per share	$0.29	$0.32	$0.18	down 9%	up 61%
Among highlights of the first quarter of fiscal 2015, NVIDIA:

•	Expanded its annual GPU Technology Conference, with 25 percent growth in attendees and sessions.

•	Refreshed its notebook GPU line-up with new GeForce® GTX™ 800M series products, including its first Maxwell™-based products.

•
Disclosed first details of its Pascal™ GPU architecture, which will succeed Maxwell. Pascal will feature NVLink™ interconnect technology, which will be incorporated in future POWER8 CPUs from IBM, and also 3D memory.

•	Announced that NVIDIA GRID™ technology is available on the VMware Horizon DaaS Platform.

•	Launched Jetson™ TK1, a development platform aimed at automotive, robotics and embedded applications.

•	Joined with IBM, Google and others to launch the OpenPOWER Foundation, an initiative to bring IBM’s POWER CPU to mainstream servers.
NVIDIA’s outlook for the second quarter of fiscal 2015 is as follows:

•	Revenue is expected to be $1.1 billion, plus or minus two percent.

•	GAAP and non-GAAP margins are expected to be approximately 53.7 percent and 54.0 percent, respectively.

•	GAAP operating expenses are expected to be approximately $457 million; non-GAAP operating expenses are expected to be approximately $414 million.

•
GAAP and non-GAAP tax rates for the second quarter and annual fiscal 2015 are both expected to be 20 percent, plus or minus one percent. These estimates exclude any discrete tax events that may occur during the quarter, which, if realized, may increase or decrease our actual effective tax rates.

•	Capital expenditures are expected to be approximately $40 million for the second quarter of fiscal 2015.

CFO Commentary
Commentary on the quarter by Colette Kress, NVIDIA chief financial officer, is available at http://investor.nvidia.com/.
Conference Call and Webcast Information
NVIDIA will conduct a conference call with analysts and investors to discuss its first quarter fiscal 2015 financial results and current financial prospects today at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time). To listen to the conference call, dial (303) 223-2684; no password is required. A live webcast (listen-only mode) of the conference call will be accessible at the NVIDIA investor relations web site http://investor.nvidia.com/ and at www.streetevents.com. The webcast will be recorded and available for replay until the company's conference call to discuss its financial results for its second quarter fiscal 2015.
Non-GAAP Measures
To supplement NVIDIA’s Condensed Consolidated Statements of Operations and Condensed Consolidated Balance Sheets presented in accordance with GAAP, the company uses non-GAAP measures of certain components of financial performance. These non-GAAP measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP other income and expense, non-GAAP income tax expense, non-GAAP net income, non-GAAP net income, or earnings, per share, and free cash flow. In order for NVIDIA’s investors to be better able to compare its current results with those of previous periods, the company has shown a reconciliation of GAAP to non-GAAP financial measures. These reconciliations adjust the related GAAP financial measures to exclude stock-based compensation, legal settlements, a credit related to a weak die/packaging material set, acquisition-related costs, other expenses, a gain on sale of a non-affiliated investment, interest expense related to the amortization of debt discount, and the associated tax impact of these items, where applicable. Free cash flow is calculated as GAAP net cash provided by operating activities less purchases of property and equipment and intangible assets. NVIDIA believes the presentation of its non-GAAP financial measures enhances the user's overall understanding of the company’s historical financial performance. The presentation of the company’s non-GAAP financial measures is not meant to be considered in isolation or as a substitute for the company’s financial results prepared in accordance with GAAP, and our non-GAAP measures may be different from non-GAAP measures used by other companies.
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About NVIDIA

Since 1993, NVIDIA (NASDAQ: NVDA) has pioneered the art and science of visual computing. The company’s technologies are transforming a world of displays into a world of interactive discovery - for everyone from gamers to scientists, and consumers to enterprise customers. More information at http://nvidianews.nvidia.com and http://blogs.nvidia.com.

Certain statements in this press release including, but not limited to statements as to: a portion of the company’s dividend payment being considered a return of capital; the company’s continued progress in the data center and cloud; enterprises evaluating GRID; large-scale data centers being a significant source of growth; the Pascal GPU architecture succeeding Maxwell; the features of Pascal; the company’s financial outlook for the second quarter of, and annual, fiscal 2015; and the company’s tax rate for the second quarter of fiscal 2015 are forward-looking statements that are subject to risks and uncertainties that could cause results to be materially different than expectations. Important factors that could cause actual results to differ materially include: global economic conditions; our reliance on third parties to manufacture, assemble, package and test our products; the impact of technological development and competition; development of new products and technologies or enhancements to our existing product and technologies; market acceptance of our products or our partners’ products; design, manufacturing or software defects; changes in consumer preferences or demands; changes in industry standards and interfaces; unexpected loss of performance of our products or technologies when integrated into systems; as well as other factors detailed from time to time in the reports NVIDIA files with the Securities and Exchange Commission, or SEC, including its Form 10-K for the fiscal period ended January 26, 2014. Copies of reports filed with the SEC are posted on the company’s website and are available from NVIDIA without charge. These forward-looking statements are not guarantees of future performance and speak only as of the date hereof, and, except as required by law, NVIDIA disclaims any obligation to update these forward-looking statements to reflect future events or circumstances.

© 2014 NVIDIA Corporation. All rights reserved. NVIDIA, the NVIDIA logo, GeForce, GeForce GTX, NVIDIA GRID, Jetson, NVLink, Maxwell, Pascal, and SHIELD are trademarks and/or registered trademarks of NVIDIA Corporation in the U.S. and/or other countries. Other company and product names may be trademarks of the respective companies with which they are associated. Features, pricing, availability, and specifications are subject to change without notice.

###

For further information, contact:

Chris Evenden	Robert Sherbin
Investor Relations	Corporate Communications
NVIDIA Corporation	NVIDIA Corporation
(408) 627-0608	(408) 566-5150
cevenden@nvidia.com	rsherbin@nvidia.com

NVIDIA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 27,	April 28,
	2014	2013

Revenue	$1,102,787	$954,739
Cost of revenue	498,585	436,171
Gross profit	604,202	518,568
Operating expenses
Research and development	334,263	327,161
Sales, general and administrative	118,580	108,626
Total operating expenses	452,843	435,787
Operating income	151,359	82,781
Interest income	5,710	5,076
Interest expense	11,471	853
Other income, net	17,684	1,058
Income before income tax expense	163,282	88,062
Income tax expense	26,766	10,171
Net income	$136,516	$77,891

Net income per share:
Basic	$0.24	$0.13
Diluted	$0.24	$0.13

Weighted average shares used in per share computation:
Basic	559,092	616,872
Diluted	570,422	619,302

NVIDIA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)
(Unaudited)

	April 27,	January 26,
	2014	2014
ASSETS

Current assets:
Cash, cash equivalents and marketable securities	$4,347,817	$4,671,810
Accounts receivable, net	396,438	426,357
Inventories	393,280	387,765
Prepaid expenses and other current assets	136,263	138,779
Total current assets	5,273,798	5,624,711

Property and equipment, net	570,802	582,740
Goodwill	643,179	643,179
Intangible assets, net	277,530	296,012
Other assets	99,354	104,252
Total assets	$6,864,663	$7,250,894

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$309,008	$324,391
Accrued liabilities and other current liabilities	588,937	621,105
Total current liabilities	897,945	945,496

Long-term debt	1,363,276	1,356,375
Other long-term liabilities	419,774	475,125
Capital lease obligations, long-term	16,683	17,500

Stockholders' equity	4,166,985	4,456,398
Total liabilities and stockholders' equity	$6,864,663	$7,250,894

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(In thousands, except per share data)
(Unaudited)

	Three Months Ended
	April 27,	January 26,	April 28,
	2014	2014	2013

GAAP gross profit	$604,202	$619,242	$518,568
GAAP gross margin	54.8%	54.1%	54.3%
Stock-based compensation expense included in cost of revenue (A)	2,919	2,777	2,653
Legal settlement	—	1,450	—
Credit from a weak die/packaging material set (B)	—	(7,782)	—
Non-GAAP gross profit	$607,121	$615,687	$521,221
Non-GAAP gross margin	55.1%	53.8%	54.6%

GAAP operating expenses	$452,843	$452,318	$435,787
Stock-based compensation expense included in operating expense (A)	(32,602)	(33,427)	(30,744)
Acquisition-related costs (C)	(9,441)	(9,250)	(8,861)
Other expense (D)	—	(1,845)	—
Non-GAAP operating expenses	$410,800	$407,796	$396,182

GAAP other income and expense	$11,923	$1,964	$5,281
Gain on sale of non-affiliated investments	(16,982)	(3,074)	—
Interest expense related to amortization of debt discount	6,901	4,600	—
Non-GAAP other income and expense	$1,842	$3,490	$5,281

GAAP net income	$136,516	$146,917	$77,891
Total pre-tax impact of non-GAAP adjustments	34,881	42,493	42,258
Income tax impact of non-GAAP adjustments	(5,342)	(1,924)	(6,348)
Non-GAAP net income	$166,055	$187,486	$113,801

Diluted net income per share
GAAP	$0.24	$0.25	$0.13
Non-GAAP	$0.29	$0.32	$0.18

Shares used in diluted net income per share computation	570,422	577,356	619,302

Metrics:
GAAP net cash flow provided by operating activities	$151,022	$400,712	$175,650
Purchase of property and equipment and intangible assets	(29,068)	(66,374)	(65,667)
Free cash flow	$121,954	$334,338	$109,983

(A) Excludes stock-based compensation as follows:
	Three Months Ended
	April 27,	January 26,	April 28,
	2014	2014	2013
Cost of revenue	$2,919	$2,777	$2,653
Research and development	$20,494	$21,548	$21,935
Sales, general and administrative	$12,108	$11,879	$8,809

(B) Release of the remaining warranty reserve related to a weak die/packaging material set, as of January 26, 2014.

(C) Consists of amortization of acquisition-related intangible assets, transaction costs, compensation charges, and other credits related to acquisitions.

(D) Includes intangible asset write-off and legal settlement costs, net of credits.

NVIDIA CORPORATION
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK

Q2 FY2015 Outlook
GAAP gross margin	53.7%
Impact of stock-based compensation	0.3%
Non-GAAP gross margin	54.0%

Q2 FY2015 Outlook
(In millions)

GAAP operating expenses	$457
Stock-based compensation expense and acquisition-related costs	(43)
Non-GAAP operating expenses	$414